UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

 (Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 28, 2012, Walter Energy, Inc. (the “Company”) entered into an amended and restated letter agreement (the “agreement”) with Robert P. Kerley, the Company’s Chief Accounting Officer, Vice President, Corporate Controller and Interim Principal Financial Officer.  The agreement entitles Mr. Kerley to an annual base salary of $232,875, subject to such periodic adjustments as may be approved by the Compensation and Human Resources Committee of the Company’s Board of Directors.  Mr. Kerley remains eligible to participate in the Company’s Executive Incentive Plan and earn an annual target bonus of 35% of annual base salary, with a potential for up to 70% of annual base salary for top performance.  Mr. Kerley is also eligible to participate in the Company’s long-term incentive plan.  Mr. Kerley continues to be eligible to participate in the Company’s group life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses and relocation costs as provided under the Company’s relocation policy.

In the event of the termination of Mr. Kerley’s employment by the Company other than for “cause” (as defined in the agreement) or by Mr. Kerley due to “good reason,” (as defined in the agreement), subject to Mr. Kerley entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Kerley is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer.

The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Kerley is bound by covenants not to compete and not to solicit.  The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

Item 9.01              Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Agreement dated February 28, 2012 between the Company and Robert P. Kerley (Incorporated by reference to Exhibit 10.22.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: March 1, 2012	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Senior Vice President
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement dated February 28, 2012 between the Company and Robert P. Kerley (Incorporated by reference to Exhibit 10.22.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

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